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                                                                     EXHIBIT 5.1
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December 2, 1998

Banknorth Group, Inc.
300 Financial Plaza
P.O. Box 5420
Burlington, VT 05401-5420

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

Reference is made to the Registration Statement of Banknorth Group, Inc. (the "Company") on Form S-4 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission with respect to the proposed merger of the Company and Evergreen Bancorp, Inc. (the "Merger") and the related issuance pursuant to such Merger of up to 8,500,000 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), together with an equal number of preferred share purchase rights associated therewith (the "Rights"), to be issued pursuant to the terms of a Rights Agreement dated as of November 27, 1990, as amended, between the Company and Registrar & Transfer Company.

In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreement, certificates of public officials and of officers of the Company, and such other instruments and matters of law and fact as we have deemed necessary to render the opinion contained herein.

Based on the foregoing, it is our opinion that, upon satisfaction of all conditions precedent to consummation of the Merger, or waiver of conditions capable of being waived, the Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus/Joint Proxy Statement included in the Registration Statement, with respect to the
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Banknorth Group, Inc.                  2                   December 2, 1998

limited matters addressed in this opinion. In rendering this opinion and in giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ PRIMMER & PIPER, P.C.
PRIMMER & PIPER, P.C.



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